Exhibit 4.4

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED.

SEQLL INC.

WARRANT TO PURCHASE SHARES OF COMMON STOCK

[______]

Void after [___], 202[__]

This Warrant to Purchase Shares of Common Stock (this “Warrant”) is issued to [_____] (the “Holder”), by SeqLL Inc., a Delaware corporation (the “Company”).

1.            Purchase of Shares. Subject to the terms and conditions hereinafter set forth, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder in writing) and prior to the expiration or termination of this Warrant pursuant to Section 14 hereof, to purchase from the Company up to [_____] (__) shares of the Company’s Common Stock, par value $0.00001 per share (“Common Stock”), which such shares shall be fully paid and non-assessable, assuming payment of the Exercise Price therefor by the Holder thereof, at a price per share of $1.68 (the “Exercise Price”). The Shares and the Exercise Price shall be subject to adjustment pursuant to Section 7 hereof.

2.            Definitions.

(a)          Change of Control. The term “Change of Control” shall mean any (i) liquidation, dissolution or winding up of the Company, either voluntary or involuntary; (ii) merger, consolidation or other similar transaction or series of related transactions in which the shareholders of the Company immediately prior to such transaction(s) do not cumulatively own at least fifty percent (50%) of the outstanding voting securities of the successor entity immediately after such transaction(s) (by virtue of securities issued in such transaction or series of related transactions); (iii) transaction or series of transactions in which fifty percent (50%) or more of the Company’s voting power is transferred (other than in connection with financing transactions in which the Company issues securities to investors for capital raising purposes); or (iv) transaction or series of transactions effecting the sale, exclusive lease, exclusive license or other disposition of all or substantially all of the assets of the Company.

(b)          Closing Sale Price. The term “Closing Sale Price” means the fair market value of the Shares as determined by the Board of Directors of the Company using its good faith judgment to determine the fair market value. The Board of Directors’ determination shall be binding upon all parties absent demonstrable error. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(c)          Holder. The term “Holder” shall mean the Person specified in the introductory paragraph of this Warrant or any Person who shall at the time be the registered holder of this Warrant.

(d)          IPO. The term “IPO” shall mean the closing of the issuance and sale of shares of Common Stock in the Company’s first underwritten public offering pursuant to an effective registration statement under the Act (as hereinafter defined).

(e)          Person. The term “Person” shall mean an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or any other entity or a governmental authority.

(f)          Shares. The term “Shares” shall mean the shares of Common Stock covered by this Warrant.

3.            Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 1 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

(a)          the surrender of this Warrant, together with a notice of exercise to the Chief Executive Officer of the Company at its principal offices, in substantially the form attached hereto as Exhibit A; and

(b)          the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased.

4.            Cashless Exercise. If an effective registration statement is not available for the issuance of the Share, the Holder may elect to exercise this Warrant on a cashless exercise and receive Shares equal to the value of this Warrant by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the Holder a number of Shares computed using the following formula:

(Y * (A - B))
X =	A

Where

X —	The number of Shares to be issued to the Holder.

Y —	The number of Shares purchasable under this Warrant.

A —	The Closing Sale Price of the Shares on the date of exercise.

B —	The Exercise Price (as adjusted to the date of such calculations).

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5.            Certificates for Shares. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter, and in any event within thirty (30) days of the delivery of the subscription notice.

6.            Issuance of Shares. The Company covenants that the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.

7.            Adjustment of Exercise Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a)          Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant subdivide the Shares, by split-up or otherwise, or combine its Shares, or issue additional shares of its capital stock as a dividend, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per Share, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 7(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(b)          Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization or change in the capital stock of the Company (other than as a result of a subdivision, combination or stock dividend provided for in Section 7(a) above), then the Company shall make appropriate provision so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of capital stock and other securities and/or property of the Company receivable in connection with such reclassification, reorganization or change by the Holder of the same number of Shares as were purchasable by the Holder immediately prior to such reclassification, reorganization or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of capital stock and other securities and/or property of the Company deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per Share payable hereunder, provided the aggregate purchase price shall remain the same.

(c)          Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of this Warrant, or in the Exercise Price, the Company shall promptly notify the Holder of such event and of the number of Shares or other securities or property of the Company thereafter purchasable upon exercise of this Warrant.

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8.            No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional Shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

9.            Representations of the Company. The Company represents that (i) all corporate actions (including reserving all Shares issuable upon exercise of this Warrant) on the part of the Company, its officers, directors and stockholders necessary for the sale and issuance of this Warrant have been taken and (ii) prior to the exercise of this Warrant, all corporate actions (including reserving all Shares issuable upon exercise of this Warrant) will have been taken by the Company and its officers, directors and stockholders that are necessary for the issuance of Shares to the Holder in conjunction with the exercise of this Warrant.

10.          Representations and Warranties by the Holder. The Holder represents and warrants to the Company as follows:

(a)          This Warrant and the Shares issuable upon the exercise thereof are being acquired for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the “Act”). Upon exercise of this Warrant, the Holder shall, if so requested by the Company, confirm in writing, in a form satisfactory to the Company, that the securities issuable upon exercise of this Warrant are being acquired for investment and not with a view toward distribution or resale.

(b)          The Holder understands that this Warrant and the Shares have not been registered under the Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Act pursuant to Section 4(a)(2) thereof and/or Regulation D promulgated thereunder, and that they must be held by the Holder indefinitely, and that the Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Act or is exempted from such registration.

(c)          The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Warrant and the Shares purchasable pursuant to the terms of this Warrant and of protecting its interests in connection therewith.

(d)          The Holder is able to bear the economic risk of the purchase of the Shares pursuant to the terms of this Warrant.

(e)          The Holder is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Act.

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11.          Restrictive Legend.

The Shares (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM.

If the Holder is a party to any other agreement with the Company requiring that specified legends be placed upon securities held by the Holder, the Shares will also contain such legends.

12.          Lock-Up. In connection with the IPO and upon request of the Company or the underwriters managing the IPO, the Holder agrees not to register, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of any securities of the Company, any securities convertible into or exercisable or exchangeable for securities of the Company, or any warrants to purchase securities of the Company (including, but not limited to, this Warrant and the Shares) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days but subject to such extension or extensions as may be required by the underwriters) from the effective date of the IPO registration statement or the closing of the IPO as may be requested by the Company or such underwriters and to execute an agreement reflecting the foregoing as requested by the underwriters in connection with the Company’s IPO. Each certificate or other instrument for Shares issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect.

13.          Rights of Stockholders. The Holder shall not be entitled, as the holder of this Warrant, to vote or receive dividends or be deemed the holder of the Shares or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

14.          Expiration of Warrant; Notice of Certain Events Terminating This Warrant.

(a)          This Warrant shall expire and shall no longer be exercisable upon the earlier to occur of:

(i)          5:00 p.m., Eastern Standard Time, on the third (3rd) anniversary of the issuance of this Warrant; or

(ii)         Any Change of Control, provided the Company has complied with Section 14(b) in all material respects.

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(b)          The Company shall provide at least ten (10) calendar days’ prior written notice of any event set forth in Section 14(a)(ii).

(c)          Notwithstanding the provisions of this Section 14 or any other provision of this Warrant, if the Holder has not exercised this Warrant prior to the closing of a Change of Control, this Warrant shall automatically be deemed to be exercised in full on a cashless basis in the manner set forth in Section 4, without any further action on behalf of the Holder immediately prior to such closing.

15.          Piggyback Registration Rights.

(a)          If, at any time after the IPO, the Company thereafter determines to register shares of the Company’s Common Stock under the Act for the purpose of effecting an underwritten public offering thereof for cash, the Company shall give written notice thereof to Holder; provided, however, that the Company shall not be required to give such notice to Holder if the proposed registration is a registration of a stock option, incentive compensation, profit sharing, or other employee benefit plan

(b)          Upon receiving any notice required under paragraph (a) of this Section 15, Holder, if Holder desires to sell Registrable Securities (defined below) in such registration, shall provide written notice of such desire to participate in such registration to the Company on the form provided by the Company (the “Piggy Back Registration Request”) within ten (10) days after the date of the Holder’s notice. Such Piggy Back Registration Request shall be accompanied, on forms to be provided by the Company, by (i) a Power of Attorney, duly executed by Holder; (ii) a Letter of Transmittal and Custody Agreement, duly executed by Holder; (iii) the stock certificates representing the Registrable Securities requested to be registered, accompanied by stock powers duly executed in blank by or on behalf of Holder; and (iv) any other documents reasonably necessary to facilitate Holder’s participation in such registration (collectively, the “Registration Documents”). The Company will use its best efforts to register all of the Registrable Securities requested to be registered on its Piggy Back Registration Request concurrently with the registration of Common Stock by the Holder on its own behalf and on the same terms and conditions of offering and sale as contemplated and agreed to by the Company (the “Piggy Back Registration”). If a requested registration pursuant to this Section 15 involves an underwritten offering, and the managing underwriter shall advise the Company in writing that, in its opinion, the number of securities requested to be included in such registration (including Registrable Securities) exceeds the number which can be sold in such offering, the Company will include in such registration (i) first, the securities the Company proposes to sell, if any, (ii) second, the securities that those certain stockholders of the Company propose to sell pursuant to their registration rights under that certain Amended and Restated Investors’ Rights Agreement by and among the Company and the parties thereto, dated February 19, 2016, as amended from time to time, and (iii) third, the Registrable Securities of the Holder to be included in such registration. Holder must sell the Registrable Securities subject thereto on the same terms and conditions of the offering and sale (including, without limitation, purchase price and the underwriting discount per share) as agreed to by the Company in connection with its sale of the Common Stock thereunder. For the purposes hereof, the term "Registrable Securities" means the Common Stock received by Holder pursuant to an exercise under Section 3 of one or more Warrants.

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(c)          Holder shall pay (i) the expenses of any attorneys, accountants or other advisors or professionals which Holder engages in connection with its sale of the Registrable Securities pursuant to the Piggy Back Registration and (ii) all underwriting or brokerage commissions and discounts, if any, associated with the Registrable Securities being sold by it pursuant to the Piggy Back Registration. The Company shall pay all costs and expenses incurred by it associated with any Piggy Back Registration (including, without limitation, all legal and accounting fees and expenses, printing costs and filing fees incurred by the Company).

16.          Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (i) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (ii) upon delivery, if delivered by hand, (iii) one (1) business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (iv) one (1) business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed (i) if to the Company, at 317 New Boston Street, Suite 210, Woburn, MA 01801, attention: Chief Executive Officer or at such other address or addresses as may have been furnished in writing by the Company to the Holder; or (ii) if to the Holder, at such address as is set forth on the signature page hereto, or at such other address or addresses as may have been furnished to the Company in writing by the Holder. If notice is given to the Company, a copy shall also be sent to Foley & Lardner, LLP, 975 Page Mill Road, Palo Alto, CA 9430, Attn: E. Thom Rumberger Jr., Esq.

17.          Governing Law; Venue. This Warrant and all actions arising out of or in connection with this Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware or of any other state. The Company and the Holder (i) hereby irrevocably and unconditionally submit to the jurisdiction of any federal or state court located within Middlesex County, Massachusetts for the purpose of any suit, action or other proceeding arising out of or based upon this Warrant, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Warrant except in the federal or state courts located within Middlesex County, Massachusetts, and (iii) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Warrant or the subject matter hereof may not be enforced in or by such court.

Waiver of Jury Trial: THE COMPANY AND HOLDER HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS WARRANT OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE COMPANY AND HOLDER AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH OF THE COMPANY AND THE HOLDER HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

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18.          Rights and Obligations Survive Exercise of Warrant. Unless otherwise provided herein, the rights and obligations of the Company and Holder shall survive the exercise of this Warrant.

19.          Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

20.          Entire Agreement; Amendments and Waivers. This Warrant and any other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the Company and the Holder with regard to the subjects hereof and thereof. Nonetheless, any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder; or if this Warrant has been assigned in part, by the holders or rights to purchase a majority of the shares originally issuable pursuant to this Warrant.

[signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed as of the date set forth above by its duly authorized officers.

SEQLL INC.

By:
Name:
Title:

[Signature page to Warrant to Purchase Shares of Common Stock]

EXHIBIT A

NOTICE OF EXERCISE

TO:	SeqLL Inc.

317 New Boston Street, Suite 210

Woburn, MA 01801

Attn:	Chief Executive Officer

1.            The undersigned hereby elects to purchase __________ Shares of Common Stock of the Company pursuant to the terms of the attached Warrant.

2.            Method of Exercise (Please initial the applicable blank):

___	The undersigned elects to exercise the attached Warrant by means of a cash payment, and tenders herewith payment in full for the purchase price of the shares being purchased, together with all applicable transfer taxes, if any.

___	If applicable, the undersigned elects to exercise the attached Warrant by means of the net exercise provisions of Section 4 of the Warrant.

3.            Please issue a certificate or certificates representing said Shares in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

4.            The undersigned hereby represents and warrants that the aforesaid Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such Shares and all representations and warranties of the undersigned set forth in Section 10 of the attached Warrant (including Section 10(e) thereof) are true and correct as of the date hereof.

(Signature)

(Name)

(Date)	(Title)